Exhibit 10.7

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is dated effective as of the 9th day of February, 2017 (the “First Amendment Effective Date”), by and between GROW SOLUTIONS HOLDINGS, INC., a Nevada corporation (the “Borrower”); GROW SOLUTIONS, INC., a Delaware corporation, ONE LOVE GARDEN SUPPLY, a Colorado limited liability company (each individually, a “Corporate Guarantor” and collectively, the “Corporate Guarantors”)(the Borrower and the Corporate Guarantors sometimes collectively referred to as the “Credit Parties”), JEFFREY BEVERLY, an individual (the “Validity Guarantor”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Lender”).

RECITALS

WHEREAS, the Credit Parties and Lender entered into, or are otherwise parties to and bound by, the terms of a Senior Secured Credit Facility Agreement dated as of June 30, 2015 but made effective as of December 7, 2015 (such Credit Agreement, together with any amendments, renewals, substitutions, replacements or modifications from time to time, collectively referred to as the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement, the Borrower executed and delivered to Lender that certain Convertible Promissory Note dated as of June 30, 2015, but made effective as of December 7, 2015, evidencing an aggregate amount of Loans under the Credit Agreement in the amount of Nine Hundred Fifty Thousand Dollars ($950,000) (the “Original Note”); and

WHEREAS, in connection with the Credit Agreement and the Original Note, the Credit Parties and Validity Guarantor executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the “Loan Documents”; and

WHEREAS, the Borrower’s obligations under the Credit Agreement and the Original Note are secured by the following, all of which are included within the Loan Documents: (i) the Security Agreements; (ii) the Guarantee Agreement; (iii) the Pledge Agreements; (iv) the Validity Certificate; and (v) UCC-1 Financing Statements naming the Credit Parties, as debtors, and Lender, as secured party, filed in various jurisdictions (collectively, the “UCC’s”), among other Loan Documents; and

WHEREAS, the Credit Parties desire to enter into certain agreements with respect to the Credit Agreement, the Original Note, and the other Loan Documents, all as more specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.            Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.           Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein. In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

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3.            Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4.            Modification of Note. From and after the date hereof, the Original Note shall be and is hereby severed, split, divided and apportioned into two (2) separate and distinct replacement notes, as follows:

(a)          First Replacement Note A evidencing a principal indebtedness of Three Hundred Thousand and No/100 Dollars ($300,000.00), which is being executed and delivered by Borrower to Lender simultaneously herewith (the “First Replacement Note A”). First Replacement Note A shall be and remain secured by the Security Agreements, the Guarantee Agreement, the Pledge Agreements, the Validity Certificate, the UCC’s, and all other applicable Loan Documents.

(b)         First Replacement Note B evidencing a principal indebtedness of Eight Hundred Seventy-One Thousand Three Hundred Fifty-Four and 00/100 Dollars ($871,354.00)(as of February 6, 2017), which is being executed and delivered by Borrower to Lender simultaneously herewith (the “First Replacement Note B”, and together with First Replacement Note A, collectively, the “First Replacement Notes”). First Replacement Note B shall be and remain secured by the Security Agreements, the Guarantee Agreement, the Pledge Agreements, the Validity Certificate, the UCC’s, and all other applicable Loan Documents.

(c)         The First Replacement Notes are being executed and delivered simultaneously herewith in substitution for and to supersede the Original Note in its entirety. It is the intention of the Borrower and Lender that while the First Replacement Notes replace and supersede the Original Note, in its entirety, they are not in payment or satisfaction of the Original Note, but rather are the substitute of one evidence of debt for another without any intent to extinguish the old. Nothing contained in this Amendment or in the First Replacement Notes shall be deemed to extinguish the indebtedness and obligations evidenced by the Credit Agreement and the Original Note or constitute a novation of the indebtedness evidenced by the Credit Agreement and the Original Note.

(d)         Notwithstanding the splitting of the Original Note into the First Replacement Notes in the principal amounts as contemplated by this Amendment, Borrower understands and acknowledges that all sums received by Lender in payment of the First Replacement Notes, or either one of them, shall be applied by Lender in accordance with the terms of the Credit Agreement, first to outstanding fees, charges and other costs due and payable under the Credit Agreement and other Loan Documents, second to accrued and unpaid interest, and last to outstanding principal. By way of example, and not in limitation, if First Replacement Note A is sold as contemplated under the Debt Purchase Agreement, as hereinafter defined, upon Lender’s receipt of the purchase price therefor, such amounts received by Lender shall be applied to the aggregate amount of all Obligations in the order described above. Specifically, the Credit Parties acknowledge that sums received by Lender (or Lender’s counsel) in payment of the First Replacement Notes, or either one of them, may be first applied by Lender towards legal fees incurred by Lender in connection with this Amendment and the Debt Purchase Agreement, before applying any remaining sums in accordance with the terms of the Credit Agreement.

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(e)          Borrower understands and acknowledges that in connection with the Debt Purchase Agreement, it may be necessary or desirable, in Lender’s sole and absolute discretion, to have the Borrower further sever, split, divide and apportion the First Replacement Notes further to accomplish the sale of the Outstanding Claims to a Purchaser, as more specifically set forth in the Debt Purchase Agreement. In that regard, within no later than three (3) Business Days after request therefor is made by Lender to Borrower from time to time, the Borrower agrees to further sever, split, divide and apportion the First Replacement Notes, or any of them (or any replacement notes issued in replacement thereof from time to time), and to execute and deliver such replacement notes to Lender within such time frames as required or requested by Lender from time to time.

5.       Sale of Replacement Notes.

(a)         The parties acknowledge that Lender is entering into this Amendment, in part, in connection with the contemplated sale of the indebtedness represented by the First Replacement Notes, or portion thereof, to L2 Capital, LLC, or any other Person who may from time to time seek to purchase any of such indebtedness (any such Person hereinafter referred to as a “Purchaser”) under the terms of a Debt Purchase Agreement (the “Debt Purchase Agreement”) to be entered into between a Purchaser, Lender, and Borrower. In that regard, the Credit Parties hereby represent and warrant to Lender as follows, which representations and warranties shall be true and correct as of the date hereof, and which representations and warranties shall be deemed re-made and be true and correct as of each sale of the First Replacement Notes, or any one of them (or any replacement notes issued in replacement thereof from time to time) to any Purchaser from time to time:

(i)        All amounts of any nature or kind due and owing by the Borrower to Lender under the Credit Agreement and the other Loan Documents, and represented by the First Replacement Notes or any other Loan Documents (collectively, the “Outstanding Claims”) are bona fide Outstanding Claims against the Borrower and are enforceable obligations of the Borrower arising in the ordinary course of business, for services and financial accommodations rendered to the Borrower by Lender in good faith. The Outstanding Claims are currently due and owing and are payable in full.

(ii)       The amount of the First Replacement Notes, respectively and as applicable, represent the principal amount due to Lender with respect thereto as of the date thereof, and neither the Borrower, nor the Corporate Guarantors, are entitled to any discounts, allowances or other deductions with respect thereto. The aggregate amount of the indebtedness evidenced by the First Replacement Notes was funded by Lender to Borrower at least [______] six months preceding the date hereof, or [__X__]  one year preceding the date hereof.

(iii)       The Outstanding Claims are not subject to dispute by the Credit Parties, and the Borrower is unconditionally obligated to pay the full amount of all Outstanding Claims without defense, counterclaim or offset.

(iv)       Except for the Credit Agreement and other Loan Documents, including this Amendment, there has been no modification, compromise, forbearance, or waiver (written or oral) entered into or given by Lender to Credit Parties with respect to the Outstanding Claims.

(v)       Lender has not filed or commenced any action against Credit Parties based on the Outstanding Claims, and no such action will be pending in any court or other legal venue, and no judgments based upon the Outstanding Claims have been previously entered in favor of Lender in any legal proceeding.

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(vi)       That the Credit Agreement and each of the Loan Documents executed by the Credit Parties, respectively and as applicable, and all obligations due and owing thereunder, are valid and binding obligations of the Credit Parties, respectively and as applicable, enforceable against the Credit Parties in accordance with their respective terms.

(b)         The Credit Parties acknowledge that the Outstanding Claims, or a portion thereof, are being or may be sold by Lender to a Purchaser in accordance with the Debt Purchase Agreement, and that payment of the purchase price by any such Purchaser to Lender for such Outstanding Claims may be conditioned upon the Borrower’s strict compliance with the terms of certain agreements to be entered into between the Borrower and any such Purchaser (the “Exchange Agreements”). If applicable, Borrower hereby covenants and agrees to strictly comply with each and every term and provision of the Exchange Agreements, including, without limitation, timely issuance and delivery of Common Stock to any such Purchaser upon conversion by such Purchaser of any convertible notes then in such Purchaser’s possession.

(c)         The Credit Parties understand and acknowledge that Lender is relying on the representations, warranties and covenants of the Credit Parties set forth in this Amendment in order to enter into the Debt Purchase Agreement (or any future Debt Purchase Agreement), and the foregoing representations, warranties and acknowledgements by the Credit Parties are a material inducement for Lender to agree to a sale of the Outstanding Claims, or portion thereof, to any Purchaser, and without this acknowledgement, Lender would not have sold the Outstanding Claims, or portion thereof, to any such Purchaser.

6.            Payment of Obligations.

(a)          Outstanding Balance.The Credit Parties acknowledge and agree that the aggregate amount of all Obligations due and owing under the Credit Agreement and other Loan Documents is $1,171,354.00 (as of February 6, 2017), which Obligations are comprised of principal, accrued and unpaid interest, and other fees due under the Credit Agreement and other Loan Documents as of February 6, 2017, including Advisory Fees. The Credit Parties acknowledge and agree that interest will continue to accrue on the Obligations from and after February 6, 2017, as set forth in the Credit Agreement and Loan Documents.

(b)          Payments. As a material inducement for Lender to enter into this Amendment, the Borrower agrees to make payment for all Obligations due under the Credit Agreement and the other Loan Documents as follows: (i) $300,000 on or prior to the First Amendment Effective Date; (ii) $300,000 or prior to March 10, 2017; (iii) $300,000 on or prior to April 14, 2017 and (iii) a final payment of all remaining Obligations on or prior to May 19, 2017 (each length of time between payment due dates referred to as a “Payment Period”). Any payments due and owing as set forth in this Section 6(b), or a portion thereof, may be satisfied through the sale of the Outstanding Claims, or portions thereof, from time to time to a Purchaser under a Debt Purchase Agreement, such that if Lender receives any sums during any Payment Period from the sale of the Outstanding Claims, or portions thereof, to a Purchaser under a Debt Purchase Agreement, then the Dollar amount of the sums so received by Lender during such Payment Period shall be credited towards the payment due from the Borrower on the then applicable payment due date as follows: (A) if the Dollar amount of the sums received by Lender from the sale of the Outstanding Claims, or portions thereof, during any Payment Period is equal to or greater than the payment due on then applicable payment due date, then no further payment shall be due from Borrower on such applicable payment due date; (B) if the Dollar amount of the sums received by Lender from the sale of the Outstanding Claims, or portions thereof, during any Payment Period is less than the payment due on the then applicable payment due date, then Borrower shall be liable for and obligated to pay to Lender, on such applicable payment due date, the difference between the amount of that payment and the Dollar amount of the sums received by Lender from the sale of the Outstanding Claims, or portions thereof during such Payment Period; and (C) if no sums are received by Lender from the sale of the Outstanding Claims, or portions thereof, during any Payment Period, for whatever reason, then the Borrower shall be liable and obligated to timely make the payment in full when due on the applicable payment due date.

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7.           Ratification. The Credit Parties each hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, respectively and as applicable, enforceable against the Credit Parties in accordance with their respective terms; (ii) all Obligations of the Credit Parties under the Credit Agreement, all other Loan Documents and this Amendment, shall be and continue to be and remain (after execution of this Amendment and the Debt Purchase Agreement) secured by and under the Loan Documents, including the Security Agreements, the Guarantee Agreement, the Pledge Agreements, the Validity Certificate, and the UCC’s; and (iii) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment, or any other Loan Documents, or the Debt Purchase Agreement.

8.           Additional Confirmations. The Credit Parties hereby represent, warrant and covenant as follows: (i) that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Credit Agreement and each of the Security Agreements) are and remain valid, perfected, first-priority security interests in such Collateral, subject only to Permitted Liens, and none of the Credit Parties have granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

9.           Lender’s Conduct. As of the date of this Amendment, the Credit Parties hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

10.          Redefined Terms. The term “Loan Documents,” as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment, the First Replacement Notes, and all other documents or instruments executed in connection with this Amendment.

11.         Affirmation of Guaranty Agreements and Validity Guaranties. The Corporate Guarantors and the Validity Guarantor do hereby acknowledge and agree as follows: (i) Corporate Guarantors and Validity Guarantor acknowledge having reviewed the terms of this Amendment, and agree to the terms thereof; (ii) that the Guaranty Agreement and the Validity Certificate, and all representations, warranties, covenants, agreements and guaranties made by Corporate Guarantors and Validity Guarantor thereunder, and any other Loan Documents by which the Corporate Guarantors and Validity Guarantor may be bound, respectively and as applicable, shall and do hereby remain, are effective and continue to apply to the Loan Documents, and with respect to all Obligations of the Borrower under the Loan Documents, as amended by this Amendment; (iii) that this Amendment shall not in any way adversely affect or impair the obligations of the Corporate Guarantors or the Validity Guarantor to Lender under any of the Loan Documents; and (iv) the Guaranty Agreement and the Validity Certificate are hereby ratified, confirmed and continued, all as of the date of this Amendment.

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12.         Representations and Warranties of the Borrower and Corporate Guarantors. The Borrower and Corporate Guarantors hereby make the following representations and warranties to the Lender:

(a)         Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower and Corporate Guarantors of this Amendment, the First Replacement Notes, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrower and Corporate Guarantors of all of their respective obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrower and the Corporate Guarantors and their respective board of directors, managers, shareholders, members or any other Person pursuant to all applicable laws, and no other action or consent on the part of the Borrower, the Corporate Guarantors, their board of directors, stockholders, managers, members, or any other Person is necessary or required by the Borrower and Corporate Guarantors to execute this Amendment, the First Replacement Notes, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein or therein, or perform all of the Borrower’s and Corporate Guarantors’ obligations hereunder or thereunder. This Amendment, the First Replacement Notes, and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Borrower and the Corporate Guarantors (and the officer, manager, member, or other Person executing this Amendment and all such other documents for each Borrower and Corporate Guarantor is duly authorized to act and execute same on behalf of each Borrower and Corporate Guarantor) and constitute the valid and legally binding agreements of the Borrower and Corporate Guarantors, enforceable against the Borrower and Corporate Guarantors in accordance with their respective terms.

13.         Indemnification. Each of the Credit Parties, jointly and severally, hereby indemnifies and holds the Lender Indemnitees, their successors and assigns, and each of them, harmless from and against any and all charges, complaints, claims, counter-claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, cross-actions, threats, setoffs, equities, judgments, accounts, suits, liens, rights, demands, benefits, costs, losses, debts, expenses, and other distributions, of every kind and nature whatsoever, payable by any of the Lender Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law (collectively, the “Claims”), through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, the Credit Agreement, or any other Loan Documents. The foregoing indemnification obligations shall survive the termination of the Credit Agreement or any of the Loan Documents, and repayment of the Obligations.

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14.         Waiver and Release.  Each of the Credit Parties and Validity Guarantor hereby represents and warrants to Lender that none of them have any defenses, setoffs, claims, counterclaims, cross-actions, equities, or any other Claims in favor of the Credit Parties and/or Validity Guarantor, to or against the enforcement of any of the Loan Documents, and to the extent any of the Credit Parties or Validity Guarantor have any such defenses, setoffs, claims, counterclaims, cross-actions, equities, or other Claims against Lender and/or against the enforceability of any of the Loan Documents, the Credit Parties and Validity Guarantor each acknowledge and agree that same are hereby fully and unconditionally waived by the Credit Parties and Validity Guarantor.  In addition to the foregoing full and unconditional waiver, each of the Credit Parties and Validity Guarantor does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all Claims whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, which the Credit Parties and/or Validity Guarantor ever had, now have, or which any successor or assign of the Credit Parties and/or Validity Guarantor hereafter can, shall, or may have against any of the Lender Indemnitees or their successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through and including the date hereof, including, without limitation, any matter, cause, or thing related to the Credit Agreement, this Amendment, the Original Note, the First Replacement Notes, or any other Loan Documents (collectively, the “Released Claims”).  Without in any manner limiting the generality of the foregoing waiver and release, Credit Parties and Validity Guarantor hereby agree and acknowledge that the Released Claims specifically include: (i) any and all Claims regarding or relating to the enforceability of the Loan Documents as against any of the Credit Parties and/or Validity Guarantor, as applicable; (ii) any and all Claims regarding, relating to, or otherwise challenging the governing law provisions of the Loan Documents; (iii) any and all Claims regarding or relating to  the amount of principal, interest, fees or other Obligations due from any of the Credit Parties and/or Validity Guarantor, as applicable, to the Lender under any of the Loan Documents; (iv) any and all Claims regarding or relating to Lender’s conduct or Lender’s failure to perform any of Lender’s covenants or obligations under any of the Loan Documents; (v) any and all Claims regarding or relating to any delivery or failure to deliver any notices by Lender to Credit Parties and/or Validity Guarantor; (vi) any and all Claims regarding or relating to any failure by Lender to fund any advances or other amounts under any of the Loan Documents; (vii) any and all Claims regarding or relating to any advisory services (or the lack thereof) provided by Lender to any of the Credit Parties for which any advisory fees may be due and owing and included within the Obligations; and (viii) any and all Claims based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith. The Credit Parties and Validity Guarantor further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Loan Documents, and the Released Claims include all Claims that the Credit Parties and/or Validity Guarantor do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Amendment.  The foregoing waiver and release agreements by the Credit Parties and Validity Guarantor are a material inducement for Lender to enter into this Amendment, and Lender’s agreement to enter into this Amendment is separate and material consideration to the Credit Parties and Validity Guarantor for the waiver and release agreements contained herein, the receipt and sufficiency of such consideration hereby acknowledged by Credit Parties and Validity Guarantor. In addition, each of the Credit Parties and Validity Guarantor agrees and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Amendment, including the foregoing waiver and release agreements, with and through their own competent counsel, and that each of the Credit Parties and Validity Guarantor have sufficient leverage and economic bargaining power, and have used such leverage and economic bargaining power, to fairly and fully negotiate this Amendment, including the waiver and release agreements herein, in a manner that is acceptable to the Credit Parties and Validity Guarantor.  The foregoing waiver and release agreements shall survive the termination of the Credit Agreement or any of the Loan Documents, and repayment of the Obligations.

15.          Effect on Agreement and Loan Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference. The parties recognize and acknowledge that nothing contained in this Amendment shall be deemed or construed as a waiver by Lender of any rights or remedies it may have under any of the Loan Documents, or any defaults or Events of Default arising thereunder.

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16.         Default. In addition to the Events of Default under the Credit Agreement, any breach or default by Credit Parties under this Amendment, which breach or default is not cured within ten (10) calendar days after notice of such breach or default is given to the Credit Parties, shall be deemed an immediate “Event of Default” under the Credit Agreement, and such Events of Default hereunder include, without limitation, the following: (i) failure by Borrower to consummate any and all of the Purchase Tranche Closings, as such term is defined in the Debt Purchase Agreement, because of any of the conditions described in Section 3(b) of the Debt Purchase Agreement; and (ii) and other failure of the Credit Parties to comply with, satisfy, or perform any term, provision, covenant or agreement of the Credit Parties under this Amendment or any of the Exchange Agreements.

17.          Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

18.         Fees and Expenses.

(a)          Document Review and Legal Fees; Due Diligence. The Borrower hereby agrees to pay to the Lender or its counsel a legal fee equal to Three Thousand Five Hundred and No/100 Dollars ($3,500.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, which legal fee and costs, to the extent not previously paid, shall be paid simultaneously with the execution of this Amendment.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

CREDIT PARTIES:

GROW SOLUTIONS HOLDINGS, INC.,	GROW SOLUTIONS, INC.,
a Nevada corporation	a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

ONE LOVE GARDEN SUPPLY,
a Colorado limited liability company

By:
Name:
Title:

JEFFREY BEVERLY,
an Individual

By:
Name:

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:
Robert Press, Director

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